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                                                                    EXHIBIT 99.1

PRESS RELEASE

       COOPERATIVE BANKSHARES, INC. ANNOUNCES DELAY IN EARNINGS REPORT AND
                        RETIREMENT OF PRESIDENT AND CEO


         Wilmington, N.C., February 3, 2009---Cooperative Bankshares, Inc. (the "Company") (NASDAQ:COOP), parent company of Cooperative Bank, the deposits of which are insured by the FDIC, (the "Bank"), announced today that it is delaying the release of its earnings report for the quarter and year-ended December 31, 2008 due to an ongoing third-party analysis of its loan portfolio and a third-party analysis of its $5.5 million goodwill asset. The Company also announced that Frederick Willetts, III has retired as President and Chief Executive Officer. Mr. Willetts will continue to serve as Chairman of the Board of Directors of the Company and the Bank.

         The Company has delayed its earnings report pending the completion of an ongoing third-party evaluation of the Bank's loan portfolio and its allowance for loan losses. Numerous specific loans within the portfolio have been and are being reviewed as part of the evaluation. The Bank's 25 largest loan relationships and all loans with balances of at least $1 million that have a delinquency history within the past six months (most of which are construction and acquisition and development loans) have already been reviewed and a risk assessment of each of the different segments of the loan portfolio has been performed. Based on the current status of this analysis, the Company believes that the loan loss provision for the fourth quarter will be approximately $20.0 million, which is primarily attributable to $7.2 million in charged-off loans, additional specific reserves primarily associated with loans in its construction and acquisition and development portfolios and general reserves against its residential lot loan portfolio. Assuming a $20.0 million provision, the Bank's loan loss allowance at December 31, 2008 will be approximately 3.14% of loans as compared to 1.70% at September 30, 2008.

         The delay in the earnings report also relates to the fact that the Company is performing an impairment analysis of its $5.5 million goodwill asset relating to its acquisitions of Lumina Mortgage and the Bank of Jefferson. While this analysis is in its preliminary stages, given current market conditions, the Company currently expects that it will likely record a non-cash other than temporary impairment on this asset. While any such impairment would increase net loss for the three-months and year-ended December 31, 2008, it would have little if any impact on the Company's regulatory capital since a portion of goodwill is already excluded from the calculation of regulatory capital.

         Not including the possible goodwill impairment charge and based on the estimated $20.0 million provision for loan losses, the Company would record a net loss of approximately $12.0 million for the fourth quarter and $20.5 million for the full year. Based on these assumptions, the Bank's tier 1 risk-based capital and tier 1 leverage ratios would be 6.66% and 5.40%, respectively (both of which exceed the "well capitalized" thresholds under the federal prompt corrective action regulations), but its total risk-based capital ratio would be approximately 7.94% (which is slightly below the 8.0% level necessary to be considered "adequately capitalized"). The ongoing loan portfolio analysis could identify the need for a larger provision for loan losses, in which case the net loss for the quarter and year-ended December 31, 2008 would be greater and the risk-based capital ratios would be lower. The Company is undertaking certain actions to improve its capital ratios, including conducting select asset sales. The Company has also engaged an investment banker and financial advisors to assist with its efforts to raise additional capital and assess its strategic options.

         The Company expects to issue its earnings report after the goodwill impairment and loan portfolio analyses have been completed. The financial information contained in this release could change as a result of these processes and also remains subject to the completion of audit review procedures by the Company's independent auditors.

         Regarding his retirement, Mr. Willetts said, "Given the challenges the Company is facing and the economic environment in which we are operating, I feel that it is in the shareholders' best interest that the Company bring in a new chief executive officer to manage its day-to-day operations. As Chairman of the Board and the Company's largest shareholder, I will continue to be involved with the Company. Until we find a permanent replacement, we are appointing Todd

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Sammons, the Company's Chief Financial Officer, to also serve as interim-President and Chief Executive Officer. I have worked with Todd for almost 23 years. He is completely dedicated to the success of the Bank and the Company, more than qualified to serve in this capacity and I fully support his appointment to this position."

         The Board of Directors jointly said of Mr. Willetts' retirement, "Rick Willetts has been a part of Cooperative Bank since 1972. On behalf of the entire Bank community, we are grateful to him for his long and dedicated service to the Bank and the Company. Rick deserves the opportunity to spend more time with his family, particularly given the birth last week of his twin grandsons. He will remain Chairman of the Board of Directors, so his life-long affiliation with his Cooperative family will continue. While we search for Rick's replacement, the Board will work closely with Todd Sammons to make this transition period as smooth as possible and to ensure that he has the resources available to him to balance his duties. To this end, the Board has also promoted Craig L. Unwin to Chief Credit Officer of the Bank. Mr. Unwin will oversee all lending operations for the Bank going forward. Todd and Craig both know our Bank and its customers extremely well."

         Chartered in 1898, Cooperative Bank provides a full range of financial services through twenty -one financial centers and one loan origination office in Eastern North Carolina and three financial centers in South Carolina. The Bank is a member of the FDIC and its deposits are FDIC-insured, dollar for dollar, up to applicable legal limits. On October 3, 2008, Congress temporarily increased FDIC deposit insurance from $100,000 to $250,000 per depositor through December 31, 2009. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage-banking firm, originating and selling residential mortgage loans through four offices in North Carolina.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT COOPERATIVE BANKSHARES, INC. WHICH THE COMPANY INTENDS TO BE COVERED UNDER THE SAFE HARBOR PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE REVENUE AND EXPENSES AND THE FUTURE PLANS AND PROSPECTS OF THE COMPANY. THESE STATEMENTS OFTEN INCLUDE THE WORDS "MAY," "COULD," "WOULD," "SHOULD," "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "INTENDS," "PLANS," "TARGETS," "POTENTIALLY," "PROBABLY," "PROJECTS," "OUTLOOK" OR SIMILAR EXPRESSIONS. YOU ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS INVOLVE UNCERTAINTIES, AND IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING THE GOODWILL IMPAIRMENT ANALYSIS UNDERTAKEN BY THE COMPANY, THE FINAL RESULTS OF THE LOAN PORTFOLIO ANALYSIS BEING PERFORMED BY A THIRD PARTY, THE RESULTS OF THE AUDIT REVIEW PROCEDURES BEING CONDUCTED ON THE COMPANY'S FINANCIAL STATEMENTS, CHANGES IN GENERAL BUSINESS AND ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, LEGAL AND REGULATORY DEVELOPMENTS, INCREASED COMPETITION FROM BOTH BANKS AND NON-BANKS, CHANGES IN CUSTOMER BEHAVIOR AND PREFERENCES, AND EFFECTS OF CRITICAL ACCOUNTING POLICIES AND JUDGMENTS. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K AND OUR QUARTERLY REPORTS ON FORM 10-Q ON FILE WITH THE SEC, INCLUDING THE SECTIONS ENTITLED "RISK FACTORS." THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.


Contact: Todd L. Sammons, Interim-President, CEO  910-343-0181